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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ___________

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 7, 2004

                               SUPERIOR ESSEX INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     0-50514                  20-0282396
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

                          150 Interstate North Parkway
                             Atlanta, Georgia 30339
                              (Address of Principal
                               Executive Offices)


                                 (770) 657-6000
              (Registrant's telephone number, including area code)

                                      None
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.        Other Events.

On September 7, 2004, Essex Group, Inc. ("Essex"), a wholly-owned subsidiary of Superior Essex Inc., acquired certain assets from Nexans Magnet Wire USA Inc. ("Nexans"), an operating subsidiary of Nexans S.A. Pursuant to the Asset Purchase Agreement, dated August 27, 2004 (the "Purchase Agreement"), between Essex, Nexans, Nexans Canada Inc. and Nexans USA Inc., Essex acquired selected inventory and certain customer contracts related to Nexans' U.S. magnet wire business for a purchase price of $11,568,219 (subject to adjustment based on the value of the acquired inventory as of closing). The foregoing description of the acquisition is qualified in its entirety by reference to the terms of the Purchase Agreement, which is attached hereto as Exhibit 10.1.

On September 7, 2004, Superior Essex Inc. issued a Press Release announcing the completion of the transaction. A copy of that Press Release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits


10.1 Asset Purchase Agreement, dated August 27, 2004, by and among Nexans Magnet Wire USA Inc., Nexans Canada Inc., Nexans USA Inc. and Essex Group, Inc.

99.1   Press Release dated September 7, 2004


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SUPERIOR ESSEX INC.



Date: September 7, 2004                   By: /s/ David S. Aldridge
                                          -------------------------------
                                          David S. Aldridge
                                          Executive Vice President,
                                          Chief Financial Officer and Treasurer